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                                 Exhibit 23.2(c)

                       Consent of Coopers & Lybrand L.L.P.


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We consent to the inclusion in this registration statement on Form S-3 (Registration No. 33-54707) pertaining to the rights to purchase shares of Common Stock of Grubb & Ellis Company of our report dated January 28, 1994, on our audit of the financial statements of Axiom Real Estate Management, Inc. (Axiom) as of and for the year ended December 31, 1993. Ernst & Young has placed reliance on our work performed on the financial statements of Axiom as of and for the year ended December 31, 1993, and has elected to make reference to that effect in its report on the consolidated financial statements of Grubb & Ellis Company dated March 29, 1994 included in the Annual Report of Grubb & Ellis Company (Form 10-K/A (Amendment No. 3)) for the year ended December 31,

                                                  Very truly yours,



                                                  COOPERS & LYBRAND L.L.P.




August 30, 1994
Pittsburgh, Pennsylvania